UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Earliest Event Reported:  April 15, 2009

PINNACLE GAS RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33457	30-0182582
(State or other jurisdiction	(Commission	(IRS Employer Identification
of incorporation)	File Number)	Number)

1 E. Alger Street

Sheridan, Wyoming 82801

(Address of principal executive offices)

(307) 673-9710

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In April 2009, Pinnacle Gas Resources, Inc. (the “Company”) sold its interest in approximately 800 net undeveloped acres in the Arvada prospect in Wyoming to an unrelated third party and certain of its gas gathering assets in the Cabin Creek area of Wyoming to Big Horn Gas Gathering, L.L.C., the field operator of such assets. The Company’s aggregate net proceeds from these transactions were approximately $3.2 million. The Company used part of these proceeds to repay the Company’s outstanding indebtedness under its credit facility to $9.0 million as of April 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE GAS RESOURCES, INC.

	By:	/s/ Ronald T. Barnes
	Name:	Ronald T. Barnes
	Title:	Chief Financial Officer, Senior Vice President and Secretary

Dated: April 15, 2009